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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 15, 2004 (except Note 16, as to which the date is December 6, 2004), in the Registration Statement (Form S-1 No. 333-119270) and related Prospectus of National Interstate Corporation for the registration of shares of its common stock.

                                           /s/ Ernst & Young LLP

Cleveland, Ohio
January 24, 2005